SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2024

KULR TECHNOLOGY GROUP, INC.

(Exact name of the registrant as specified in its charter)

Delaware	001-40454	81-1004273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Forge River Road, Suite 100, Webster, Texas 77598

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

N/A

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	KULR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 26, 2024, KULR Technology Group, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the At The Market Offering Agreement (the “Sales Agreement”) with Craig-Hallum Capital Group LLC (the “Agent”), entered into on July 3, 2024, to provide that the Agent’s compensation payable under the Sales Agreement shall be 2.5% of gross proceeds of any sales of shares of common stock sold under the Sales Agreement.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On December 26, 2024, the Company increased the maximum aggregate offering amount of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issuable under the Sales Agreement by an additional $50,000,000 and filed a prospectus supplement (the “Current Prospectus Supplement”) under the Sales Agreement for an aggregate of $50,000,000. A copy of the legal opinion as to the legality of the $50,000,000 of shares of Common Stock issuable under the Sales Agreement and covered by the Current Prospectus Supplement is filed as Exhibit 5.1 attached hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Amendment Agreement dated December 26, 2024
23.1	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: December 26, 2024	By:	/s/ Michael Mo
Michael Mo
Chief Executive Officer